Exhibit 10.22

Lock-Up Agreement

_________ ___, 2012

Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, NY 14615

Re:  Arista Power, Inc. – Lock-Up Agreement

Dear Sirs:

In connection with the establishment of the purchase of units (the “Units”) by me from Arista Power, Inc. (the “Company”) as of the date hereof, with such units consisting of common stock of the Company (the “Common Stock”) and warrants to purchase common stock of the Company (the “Warrants”), the undersigned agrees that, commencing on the date hereof (the “Effective Date”), and during the period specified below (the “Lock-Up Period”), subject to the provisions below, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Units, any of shares of the Common Stock purchased via the Units or any of the Warrants purchased via the Units (collectively the “Undersigned’s Units, Shares and Warrants”), whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing restriction is expressly agreed to preclude, without limitation, the undersigned from engaging in any hedging, swap or other arrangement or transaction which is designed to or which reasonably could be expected to lead to, result in or have the same effect of a sale, transfer or disposition of any of the Undersigned’s Units, Shares and Warrants even if such securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units, Shares and Warrants or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

The undersigned agrees not to publicly disclose during the Lock-Up Period the intention to make or enter into any such transaction regarding the Undersigned’s Units, Shares and Warrants described in the above paragraphs.

The Lock-Up Period will commence on the date hereof and continue until the one-year anniversary of the Effective Date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units, Shares and Warrants (i) as a bona fide gift or gifts to a member of members of the immediate family of the undersigned, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or members of the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned represents and warrants that he now has, and, except as contemplated by clauses (i) and (ii) in the above paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Units, Shares and Warrants, free and clear of all liens, encumbrances, and claims whatsoever.

The undersigned also agrees and consents to the entry of stop transfer instructions during the Lock-Up Period with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Units, Shares and Warrants except in compliance with the foregoing restrictions. The Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

Nothing in this Lock-Up Agreement shall affect the undersigned’s ability to purchase, sell or otherwise transfer shares of common stock of the Company or other equity of the Company not included the Units purchased as of the date hereof.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Very truly yours,

Exact Name of Shareholder

Signature of Shareholder

Agreed to and Acknowledged:

ARISTA POWER, INC.

By:
Name:
Title:

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